Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
FITT Highway Products, Inc.

We hereby consent to the use in this Registration Statement of our report dated April 14, 2011, on the financial statements of FITT Highway Products, Inc., formerly Who’s Your Daddy, Inc. (the “Company”), as of and for the year ended December 31, 2010, which report appears in the Company’s 2010 Annual Report on Form 10-K, incorporated herein by reference.

/s/ dbbmckennon

Newport Beach, California
May 18, 2011